EXHIBIT 10.2
EXECUTION COPY
SECURITY AGREEMENT
Dated July 11, 2006
From
ADAMS RESPIRATORY THERAPEUTICS, INC.,
as Grantor
- and -
the other Grantors referred to herein
as Grantors
to
ROYAL BANK OF CANADA
as Collateral Agent
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T A B L E O F C O N T E N T S
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ii

SCHEDULES

Schedule I	-	Location, Chief Executive Office, Place Where Agreements Are Maintained, Type Of Organization, Jurisdiction Of Organization And Organizational Identification Number
Schedule II	-	Trademarks
Schedule III	-	Changes in Name, Location, Etc.
Schedule IV	-	Locations of Equipment and Inventory

EXHIBIT

Exhibit A	-	Form of Security Agreement Supplement
Adams Respiratory Therapeutics, Inc. - Security Agreement

SECURITY AGREEMENT
          SECURITY AGREEMENT dated July 11, 2006 made by ADAMS RESPIRATORY THERAPEUTICS, INC., a Delaware corporation (the “Borrower”), and the other Persons listed on the signature pages hereof (the Borrower and the Persons so listed being, collectively, the “Grantors”), to ROYAL BANK OF CANADA (“Royal Bank”), as lender under the Bridge Loan Agreement referred to below and as collateral agent under the Revolving Loan Agreement referred to below (in such capacity, and together with any successor collateral agent appointed pursuant to the Loan Agreements (as hereinafter defined), the “Collateral Agent”) for the Secured Parties (as defined in the Loan Agreements) under each of the Loan Agreements referred to below.
          PRELIMINARY STATEMENTS.
          (1) The Borrower and the other Grantors have entered into a Loan Agreement dated as of July 11, 2006 with Royal Bank, as Lender (said agreement, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the “Bridge Loan Agreement”).
          (2) The Borrower and the other Grantors will enter into a Loan Agreement with Royal Bank (together with its successors and assigns), as Administrative Agent, and the Lenders from time to time party thereto (said agreement, as it may thereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the “Revolving Loan Agreement” and together with the Bridge Loan Agreement, collectively, the “Loan Agreements”).
          (3) Upon the request of the Collateral Agent in connection with the exercise of its remedies hereunder, the Borrower will open a collateral deposit account (the “Collateral Account”) pursuant to, and subject to the terms of, this Agreement.
          (4) It is a condition precedent to the making of Advances by the Lenders under the Loan Agreements that the Grantors shall have granted the security interest contemplated by this Agreement. Each Grantor will derive substantial direct and indirect benefit from the transactions contemplated by the Loan Agreements.
          (5) Terms defined in the Loan Agreements and not otherwise defined in this Agreement are used in this Agreement as defined in the Loan Agreements. Further, unless otherwise defined in this Agreement or in the Loan Agreements, terms defined in Article 8 or 9 of the UCC (as defined below) are used in this Agreement as such terms are defined in such Article 8 or 9. “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
          NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Advances under the Loan Agreements, each Grantor hereby agrees with the Collateral Agent for the ratable benefit of the Secured Parties under each of the Loan Agreements as follows:
          Section 1. Grant of Security. Each Grantor hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties under each of the Loan Agreements, a security interest in such Grantor’s right, title and interest in and to the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by such Grantor, wherever located, and whether now or hereafter existing or arising (collectively, the “Collateral”):
          (a) all equipment in all of its forms, including, without limitation, all machinery, tools, furniture and fixtures, and all parts thereof and all accessions thereto, including, without limitation, computer programs and supporting information that constitute equipment within the meaning of the UCC (any and all such property being the “Equipment”);
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          (b) all inventory in all of its forms, including, without limitation, (i) all raw materials, work in process, finished goods and materials used or consumed in the manufacture, production, preparation or shipping thereof, (ii) goods in which such Grantor has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which such Grantor has an interest or right as consignee) and (iii) goods that are returned to or repossessed or stopped in transit by such Grantor, and all accessions thereto and products thereof and documents therefor, including, without limitation, computer programs and supporting information that constitute inventory within the meaning of the UCC (any and all such property being the “Inventory”);
          (c) all accounts, chattel paper (including, without limitation, tangible chattel paper and electronic chattel paper), instruments (including, without limitation, promissory notes), deposit accounts, letter-of-credit rights, general intangibles (including, without limitation, payment intangibles) and other obligations of any kind, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services and whether or not earned by performance, and all rights now or hereafter existing in and to all supporting obligations and in and to all security agreements, mortgages, Liens, leases, letters of credit and other contracts securing or otherwise relating to the foregoing property (any and all of such accounts, chattel paper, instruments, deposit accounts, letter-of-credit rights, general intangibles and other obligations, to the extent not referred to in clause (d), (e) or (f) below, being the “Receivables,” and any and all such supporting obligations, security agreements, mortgages, Liens, leases, letters of credit and other contracts being the “Related Contracts”);
          (d) the following (the “Security Collateral”):
     (i) all shares of stock and other Equity Interests from time to time acquired by such Grantor in any manner (such shares and other Equity Interests being the “Pledged Equity”), and the certificates, if any, representing such additional shares or other Equity Interests, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares or other Equity Interests and all warrants, rights or options issued thereon or with respect thereto; provided that, notwithstanding anything contained herein to the contrary, such Grantor shall not be required to pledge, and the terms “Pledged Equity” and “Security Collateral” used in this Agreement shall not include, any Equity Interests in any Foreign Subsidiary acquired, owned, or otherwise held by such Grantor, in each case, that, when aggregated with all of the other shares of stock in such Foreign Subsidiary pledged by such Grantor, would result in more than 66% of the shares of stock in such Foreign Subsidiary being pledged to the Collateral Agent for the benefit of the Secured Parties under this Agreement;
     (ii) all indebtedness from time to time owed to such Grantor (such indebtedness being the “Pledged Debt”) and the instruments, if any, evidencing such indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness;
     (iii) all investment property (including, without limitation, all (A) securities, whether certificated or uncertificated, (B) security entitlements, (C) securities accounts, (D) commodity contracts and (E) commodity accounts) in which such Grantor has now, or acquires from time to time hereafter, any right, title or interest in any manner, and the certificates or instruments, if any, representing or evidencing such investment property, and all dividends, distributions, return of capital, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such investment property and all warrants, rights or options issued thereon or with respect thereto;
          (e) the following (collectively, the “Account Collateral”):
     (i) the Collateral Account and each other deposit account and all funds and financial assets from time to time credited thereto (including, without limitation, all Cash Equivalents), and all certificates and instruments, if any, from time to time representing or evidencing the Collateral Account or such other deposit account;
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     (ii) all promissory notes, certificates of deposit, checks and other instruments from time to time delivered to or otherwise possessed by the Collateral Agent or an Affiliate of the Collateral Agent on its behalf, for or on behalf of such Grantor in substitution for or in addition to any or all of the then existing Account Collateral; and
     (iii) all interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral;
          (f) the following (collectively, the “Intellectual Property Collateral”):
     (i) all patents, patent applications, utility models and statutory invention registrations, all inventions claimed or disclosed therein and all improvements thereto;
     (ii) all trademarks, service marks, domain names, trade dress, logos, designs, slogans, trade names, business names, corporate names and other source identifiers, whether registered or unregistered (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability, or result in the cancellation, of such intent-to-use trademark applications under applicable federal law), together, in each case, with the goodwill symbolized thereby (“Trademarks”);
     (iii) all copyrights, including, without limitation, copyrights in Computer Software (as hereinafter defined), internet web sites and the content thereof, whether registered or unregistered;
     (iv) all computer software, programs and databases (including, without limitation, source code, object code and all related applications and data files), firmware and documentation and materials relating thereto, together with any and all maintenance rights, service rights, programming rights, hosting rights, test rights, improvement rights, renewal rights and indemnification rights and any substitutions, replacements, improvements, error corrections, updates and new versions of any of the foregoing (“Computer Software”);
     (v) all confidential and proprietary information, including, without limitation, know-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, databases and data, including, without limitation, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, and all other intellectual, industrial and intangible property of any type, including, without limitation, industrial designs and mask works;
     (vi) all registrations and applications for registration for any of the foregoing, together with all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations thereof;
     (vii) all tangible embodiments of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;
     (viii) all agreements, permits, consents, orders and franchises relating to the license, development, use or disclosure of any of the foregoing to which such Grantor, now or hereafter, is a party or a beneficiary (“IP Agreements”);
     (ix) any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the
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foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover proceeds arising from such damages;
          (g) all commercial tort claims;
          (h) all agreements, permits, consents, orders and franchises entered into with, or granted by, the Food and Drug Administration in respect of clinical trials or otherwise, and whether constituting Intellectual Property Collateral, general intangibles or otherwise;
          (i) all books and records (including, without limitation, customer lists, credit files, printouts and other computer output materials and records) of such Grantor pertaining to any of the Collateral; and
          (j) all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Collateral (including, without limitation, proceeds, collateral and supporting obligations that constitute property of the types described in clauses (a) through (i) and this clause (j) of this Section 1) and, to the extent not otherwise included, all (A) payments under insurance (whether or not the Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, in each case, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, and (B) cash.
Notwithstanding the foregoing, “Collateral” shall not include and the Grantors shall not be deemed to have granted a security interest in any property or agreement of such Grantor to the extent (but only so long as) (x) the granting of a security interest thereunder is prohibited by any applicable law or (y) is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, lease, license, agreement, instrument or other document giving rise to such property, in each case solely to the extent that such breach or default is not rendered ineffective by the UCC or other applicable law or, in the case of any consent, such consent is actually required to grant such security interest under applicable law.
          Section 2. Security for Obligations; Interpretation. (a) This Agreement secures, in the case of each Grantor, the payment of all Obligations of such Grantor now or hereafter existing under the “Loan Documents” referred to in, and executed pursuant to, each of the Loan Agreements (hereinafter collectively referred to as the “Loan Documents”), whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise (all such Obligations being the “Secured Obligations”). Without limiting the generality of the foregoing, this Agreement secures, as to each Grantor, the payment of all amounts that constitute part of the Secured Obligations and would be owed by such Grantor to any Secured Party under the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Loan Party.
          (b) So long as the Bridge Loan Agreement shall remain in effect, each reference contained in this Agreement to the “Collateral Agent” or to a “Secured Party” or the “Secured Parties” shall be deemed to be a reference to Royal Bank in its capacity as Lender under the Bridge Loan Agreement.
          Section 3. Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements included in such Grantor’s Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) no Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or any other Loan Document, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.
          Section 4. Representations and Warranties. Each Grantor represents and warrants as follows:
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          (a) As of the date hereof, such Grantor’s exact legal name, location, chief executive office, type of organization, jurisdiction of organization and organizational identification number is set forth in Schedule I hereto. As of the date hereof, such Grantor has no Trademarks other than as listed on Schedule II hereto. Within the five years preceding the date hereof, such Grantor has not changed its name, location, chief executive office, type of organization, jurisdiction of organization or organizational identification number from those set forth in Schedule I hereto except as set forth in Schedule III hereto.
          (b) Such Grantor is the legal and beneficial owner of the Collateral granted or purported to be granted by it free and clear of any Lien, claim, option or right of others, except for the security interest created under this Agreement or permitted under the Loan Agreements. No effective financing statement or other instrument similar in effect covering all or any part of such Collateral or listing such Grantor or any trade name of such Grantor as debtor is on file in any recording office, except such as may have been filed in favor of the Collateral Agent relating to the Loan Documents, filings which have not been authorized by the applicable Grantor or as otherwise permitted under the Loan Agreements.
          (c) As of the date hereof, all of the Equipment and Inventory of such Grantor are located at the places specified therefor in Schedule IV hereto or at another location as to which such Grantor has complied with the requirements of Section 6(a). Such Grantor has exclusive possession and control of its Equipment and Inventory other than Equipment and Inventory located at a location as to which such Grantor has complied with the requirements of Section 6(a).
          (d) If such Grantor is an issuer of Security Collateral, such Grantor confirms that it has received notice of the security interest granted hereunder.
          (e) The Pledged Equity pledged by such Grantor hereunder has been duly authorized and validly issued and is fully paid and non-assessable. The Pledged Debt pledged by such Grantor hereunder has been duly authorized, authenticated or issued and delivered, is the legal, valid and binding obligation of the issuers thereof.
          (f) This Agreement creates in favor of the Collateral Agent for the benefit of the Secured Parties under each of the Loan Agreements a valid security interest in the Collateral granted by such Grantor (to the extent such matter is governed by the laws of the United States, or a jurisdiction located therein), securing the payment of the Secured Obligations; all filings and other actions necessary to perfect the security interest in the Collateral granted by such Grantor, to the extent required hereunder, have been or will be timely made or taken and are, or will be, in full force and effect (to the extent perfection can be accomplished by such filing or action); such security interest is first priority except for the Liens permitted by the Loan Agreements.
          (g) No Governmental Authorization by, and no notice to or filing with, any Governmental Authority or other third party is required for the grant by such Grantor of the security interest granted hereunder or for the execution, delivery or performance of this Agreement by such Grantor.
          (h) As to itself and its Intellectual Property Collateral (i) to such Grantor’s knowledge, the operation of such Grantor’s business as currently conducted or as contemplated to be conducted and the use of the Intellectual Property Collateral in connection therewith do not conflict with, infringe, misappropriate, dilute, misuse or otherwise violate the intellectual property rights of any third party, (ii) such Grantor is the exclusive owner of all right, title and interest in and to, or has a valid right to use, all Intellectual Property Collateral subject only to the terms of the IP Agreements and (iii) there is no judgment or decree in respect of any Intellectual Property Collateral that would reasonably be expected to have a Material Adverse Effect.
          Section 5. Further Assurances. (a) Each Grantor agrees that from time to time, at the expense of such Grantor, such Grantor will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action that may be necessary or reasonably desirable, or that the Collateral Agent may reasonably request, in order to perfect and maintain perfection of any pledge or security interest granted or purported to be granted by such Grantor hereunder or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral of such Grantor. Without limiting the generality of the foregoing, each Grantor will promptly with respect to Collateral of such Grantor: (i) execute or authenticate and
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file, or authorize the Collateral Agent to file, such financing or continuation statements, or amendments thereto, and as permitted by the terms of this Agreement or otherwise with the Grantor’s consent, such other instruments or notices, as may be necessary or desirable, or as the Collateral Agent may reasonably request, in order to perfect and preserve the security interest granted or purported to be granted by such Grantor hereunder; (ii) upon the occurrence and during the continuance of an Event of Default, take all action necessary to ensure that the Collateral Agent has control of Collateral consisting of deposit accounts, electronic chattel paper, investment property and letter of credit rights as provided in Sections 9-104, 9-105, 9-106 and 9-107 of the UCC; and (iii) deliver to the Collateral Agent evidence that all other actions that the Collateral Agent may deem reasonably necessary or desirable in order to perfect and protect the security interest granted or purported to be granted by such Grantor under this Agreement has been taken. Notwithstanding anything to the contrary set forth in this Section 5 or in this Agreement, unless an Event of Default shall have occurred and be continuing, the Grantors shall not be required to take any action to perfect the security interests granted under this Agreement in any Collateral other than (A) executing, authenticating and filing, or authorizing the Collateral Agent to file, financing or continuation statements, or amendments thereto, and (B) delivering any certificated stock certificates (and blank stock powers) representing the Pledged Equity.
          (b) Each Grantor hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, including, without limitation, one or more financing statements indicating that such financing statements cover all assets or all personal property (or words of similar effect) of such Grantor, in each case without the signature of such Grantor, and regardless of whether any particular asset described in such financing statements falls within the scope of the UCC or the granting clause of this Agreement. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law. Each Grantor ratifies its authorization for the Collateral Agent to have filed such financing statements, continuation statements or amendments filed prior to the date hereof.
          (c) Upon the written request of the Collateral Agent, each Grantor will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral of such Grantor and such other reports in connection with such Collateral as the Collateral Agent may reasonably request, all in reasonable detail.
          Section 6. As to Equipment and Inventory. (a) Each Grantor will cause its Equipment to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear and casualty and condemnation losses excepted, and will forthwith, or in the case of any loss or damage to any of such Equipment as soon as practicable after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith that such Grantor determines are necessary or desirable to such end.
          Section 7. Insurance. Each Grantor will, at its own expense, maintain insurance with respect to its Equipment and Inventory in the manner required by the Loan Agreements.
          Section 8. Post-Closing Changes; Collections on Receivables and Related Contracts. (a) No Grantor will change its name, type of organization, jurisdiction of organization, organizational identification number or location from those set forth in Section 4(a) of this Agreement without first giving at least 15 days’ prior written notice to the Collateral Agent and taking all action reasonably required by the Collateral Agent for the purpose of perfecting or protecting the security interest granted by this Agreement. Each Grantor will hold and preserve its records relating to the Collateral and will permit representatives of the Collateral Agent at any reasonable time during normal business hours upon reasonable advance notice to inspect and make abstracts from such records and other documents. If any Grantor does not have an organizational identification number and later obtains one, it will forthwith notify the Collateral Agent of such organizational identification number.
          (b) Except as otherwise provided in this subsection (b), each Grantor will continue to collect, at its own expense, all amounts due or to become due such Grantor under the Receivables and Related Contracts. In connection with such collections, such Grantor may take (and, at the Collateral Agent’s direction, upon the occurrence and during the continuance of an Event of Default, will take) such action as such Grantor or the Collateral Agent may deem necessary or advisable to enforce collection of the Receivables and Related Contracts; provided, however, that the Collateral Agent shall have the right at any time, upon the occurrence and during the continuance of an Event of Default and upon written notice to such Grantor of its intention to do so, to notify the
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Obligors under any Receivables and Related Contracts of the assignment of such Receivables and Related Contracts to the Collateral Agent and to direct such Obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent and, upon such notification and at the expense of such Grantor, to enforce collection of any such Receivables and Related Contracts, to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done, and to otherwise exercise all rights with respect to such Receivables and Related Contracts, including, without limitation, those set forth set forth in Section 9-607 of the UCC. After receipt by any Grantor of the notice from the Collateral Agent referred to in the proviso to the preceding sentence, upon the occurrence and during the continuance of an Event of Default (i) all amounts and proceeds (including, without limitation, instruments) received by such Grantor in respect of the Receivables and Related Contracts of such Grantor shall be deemed to be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary indorsement) to be deposited in the Collateral Account and either (A) released to such Grantor so long as no Event of Default shall have occurred and be continuing or (B) if any Event of Default shall have occurred and be continuing, applied as provided in Section 17(b) and (ii) such Grantor will not adjust, settle or compromise the amount or payment of any Receivable or amount due on any Related Contract, release wholly or partly any Obligor thereof or allow any credit or discount thereon. No Grantor will permit or consent to the subordination of its right to payment under any of the Receivables and Related Contracts to any other indebtedness or obligations of the Obligor thereof.
Section 9. As to Intellectual Property Collateral. Each Grantor shall take such commercially reasonable actions to take all steps as are reasonable and appropriate under the circumstances (all as determined by the Board of Directors of the Grantor) to preserve and protect each item of its Intellectual Property Collateral.
Section 10. Voting Rights; Dividends; Etc. (a) So long as no Event of Default shall have occurred and be continuing:
     (i) Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Security Collateral of such Grantor or any part thereof for any purpose.
     (ii) Each Grantor shall be entitled to receive and retain any and all dividends, interest and other distributions paid in respect of the Security Collateral of such Grantor if and to the extent that the payment thereof is not otherwise prohibited by the terms of the Loan Documents, provided, however, that any and all dividends and other distributions paid or payable in cash in respect of any Security Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus shall be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Grantor and be forthwith delivered to the Collateral Agent as Security Collateral in the same form as so received (with any necessary indorsement), together with any instruments or certificates evidencing all related Security Collateral (with any necessary indorsement).
     (iii) The Collateral Agent will execute and deliver (or cause to be executed and delivered) to each Grantor all such proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments that it is authorized to receive and retain pursuant to paragraph (ii) above.
          (b) Upon the occurrence and during the continuance of an Event of Default:
     (i) All rights of each Grantor (x) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 10(a)(i) shall, upon five Business Days’ notice to such Grantor by the Collateral Agent, cease and (y) to receive the dividends, interest and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 10(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the
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sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Security Collateral such dividends, interest and other distributions.
     (ii) All dividends, interest and other distributions that are received by any Grantor contrary to the provisions of paragraph (i) of this Section 10(b) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent as Security Collateral in the same form as so received (with any necessary indorsement), together with any instruments or certificates evidencing all related Security Collateral (with any necessary indorsement).
          Section 11. As to Letter-of-Credit Rights. Each Grantor, by granting a security interest in its Receivables consisting of letter-of-credit rights to the Collateral Agent, intends to (and hereby does) assign to the Collateral Agent its rights (including its contingent rights) to the proceeds of all Related Contracts consisting of letters of credit of which it is or hereafter becomes a beneficiary or assignee. Upon the occurrence and during the continuance of an Event of Default, each Grantor will promptly use commercially reasonable efforts to cause the issuer of each letter of credit and each nominated person (if any) with respect thereto to consent to such assignment of the proceeds thereof pursuant to a consent in form and substance reasonably satisfactory to the Collateral Agent and deliver written evidence of such consent to the Collateral Agent.
          Section 12. Commercial Tort Claims. Each Grantor will promptly give notice to the Collateral Agent of any commercial tort claim that may arise after the date hereof with an anticipated recovery of at least $5,000,000 and, upon the request of the Collateral Agent, will promptly execute or otherwise authenticate a supplement to this Agreement, and otherwise take all action reasonably necessary to subject such commercial tort claim to the security interest created under this Agreement.
          Section 13. Transfers and Other Liens; Additional Shares. Each Grantor agrees that:
     (a) It will not (i) sell, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral, other than sales, assignments and other dispositions of Collateral, and options relating to Collateral, permitted under the terms of this Agreement or the Loan Agreements, or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral of such Grantor except for the pledge, assignment and security interest created under this Agreement and Liens permitted under the Loan Agreements.
     (b) It will (i) cause each issuer of the Pledged Equity pledged by such Grantor not to issue any Equity Interests or other securities in addition to or in substitution for the Pledged Equity issued by such issuer, except to such Grantor or except as permitted by the Loan Agreements, and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional Equity Interests or other securities.
          Section 14. Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints the Collateral Agent such Grantor’s attorney-in-fact (such appointment to cease upon the payment in full of all the Secured Obligations other than contingent indemnification claims as to which no demand has been made), with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time, upon the occurrence and during the continuance of an Event of Default, in the Collateral Agent’s reasonable discretion, to take any action and to execute any instrument that the Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:
          (a) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,
          (b) to receive, indorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) or (b) above, and
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          (c) to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral.
          Section 15. Collateral Agent May Perform. If any Grantor fails to perform any agreement contained herein, the Collateral Agent may, as the Collateral Agent deems necessary to protect the security interest granted hereunder in the Collateral or to protect the value thereof, but without any obligation to do so and without notice, itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by such Grantor under Section 18.
          Section 16. The Collateral Agent’s Duties. (a) The powers conferred on the Collateral Agent hereunder are solely to protect the Secured Parties’ interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the safe custody of any Collateral in its possession or in the possession of an Affiliate of the Collateral Agent or any designee (including without limitation, a Subagent (as defined in clause (b) below)) of the Collateral Agent acting on its behalf and the accounting for moneys actually received by it or its Affiliates hereunder, the Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Collateral Agent and any of its Affiliates or any designee (including without limitation, a Subagent) on its behalf shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession or in the possession of an Affiliate or any designee (including without limitation, a Subagent) on its behalf if such Collateral is accorded treatment substantially equal to that which it accords its own property.
          (b) Anything contained herein to the contrary notwithstanding, the Collateral Agent may from time to time, when the Collateral Agent deems it to be necessary, appoint one or more subagents (each a “Subagent”) for the Collateral Agent hereunder with respect to all or any part of the Collateral. In the event that the Collateral Agent so appoints any Subagent with respect to any Collateral, (i) the assignment and pledge of such Collateral and the security interest granted in such Collateral by each Grantor hereunder shall be deemed for purposes of this Security Agreement to have been made to such Subagent, in addition to the Collateral Agent, for the ratable benefit of the Secured Parties, as security for the Secured Obligations of such Grantor, (ii) such Subagent shall automatically be vested, in addition to the Collateral Agent, with all rights, powers, privileges, interests and remedies of the Collateral Agent hereunder and pursuant to the terms hereof, with respect to such Collateral, and (iii) the term “Collateral Agent,” when used herein in relation to any rights, powers, privileges, interests and remedies of the Collateral Agent with respect to such Collateral, shall include such Subagent; provided, however, that no such Subagent shall be authorized to take any action with respect to any such Collateral unless and except to the extent expressly authorized in writing by the Collateral Agent.
          Section 17. Remedies. If any Event of Default shall have occurred and be continuing:
     (a) The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC and also may: (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place and time to be designated by the Collateral Agent that is reasonably convenient to both parties; (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may in its reasonable discretion deem commercially reasonable; (iii) occupy any premises owned by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; and (iv) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral, including, without limitation, (A) any and all rights of such Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, the Receivables, the
Adams Respiratory Therapeutics, Inc. - Security Agreement

Related Contracts and the other Collateral, (B) withdraw, or cause or direct the withdrawal, of all funds with respect to the Account Collateral and (C) exercise all other rights and remedies with respect to the Receivables, the Related Contracts and the other Collateral, including, without limitation, those set forth in Section 9-607 of the UCC. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Grantor of the time and place of any public sale or three days’ notice of the time and place of any private sale shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.
     (b) Any cash held by or on behalf of the Collateral Agent and all cash proceeds received by or on behalf of the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Collateral Agent pursuant to Section 18) in whole or in part by the Collateral Agent for the ratable benefit of the Secured Parties against, all or any part of the Secured Obligations, in the order of priority, if any, specified in the Loan Agreements. Any surplus of such cash or cash proceeds held by or on the behalf of the Collateral Agent and remaining after payment in full of all the Secured Obligations (other than contingent indemnification claims as to which no demand has been made) shall be paid over to the applicable Grantor or to whomsoever may be lawfully entitled to receive such surplus.
     (c) All payments received by any Grantor under or in respect of the Collateral shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary indorsement).
     (d) The Collateral Agent may, without notice to any Grantor except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Secured Obligations then due and owing against any funds held with respect to the Account Collateral or in any other deposit account.
     (e) In the event of any sale or other disposition of any of the Intellectual Property Collateral of any Grantor, the goodwill symbolized by any Trademarks subject to such sale or other disposition shall be included therein, and such Grantor shall supply to the Collateral Agent or its designee such Grantor’s know-how and expertise, and documents and things relating to any Intellectual Property Collateral subject to such sale or other disposition, and such Grantor’s customer lists and other records and documents relating to such Intellectual Property Collateral and to the manufacture, distribution, advertising and sale of products and services of such Grantor.
     (f) The Collateral Agent is authorized, in connection with any sale of the Security Collateral pursuant to this Section 17, to deliver or otherwise disclose to any prospective purchaser of the Security Collateral any information in its possession relating to such Security Collateral.
          Section 18. Indemnity and Expenses. (a) Each Grantor agrees to indemnify, defend and save and hold harmless each Secured Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all actual claims, damages, losses, liabilities and out-of-pocket expenses (including, without limitation, reasonable fees and expenses of counsel but excluding special, indirect, punitive or consequential damages, whether arising in tort, contract or otherwise) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) this Agreement, except to the extent such claim, damage, loss, liability or expense is found in a final nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 18(a) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Grantor, its
Adams Respiratory Therapeutics, Inc. - Security Agreement

directors, shareholders or creditors or any Indemnified Party or any other Person, whether or not any Indemnified Party is otherwise a party thereto and whether or not the Transaction is consummated. The Grantors also agree not to assert any claim against the Collateral Agent, any Secured Party or any of their Affiliates, or any of their respective officers, directors, employees, agents and advisors, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the this Agreement.
          (b) Each Grantor agrees to pay on demand (i) all reasonable out-of-pocket costs and expenses of the Collateral Agent in connection with the preparation, execution, delivery, administration, modification and amendment of, or any consent or waiver under, this Agreement (including, without limitation, the reasonable out-of-pocket fees and expenses of counsel for the Collateral Agent with respect thereto, with respect to advising the Collateral Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under this Agreement, with respect to negotiations with any Grantor or with other creditors of any Grantor or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors’ rights generally and any proceeding ancillary thereto) and (ii) all costs and expenses of the Collateral Agent and each Secured Party in connection with the enforcement of this Agreement, whether in any action, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors’ rights generally (including, without limitation, the reasonable fees and expenses of counsel for the Collateral Agent and each Secured Party with respect thereto).
          Section 19. Amendments; Waivers; Additional Grantors; Etc. (a) No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Collateral Agent or any other Secured Party to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.
          (b) Upon the execution and delivery by any Person of a security agreement supplement in substantially the form of Exhibit A hereto (each a “Security Agreement Supplement”), such Person shall be referred to as an “Additional Grantor” and shall be and become a Grantor hereunder, and each reference in this Agreement and the other Loan Documents to “Grantor” shall also mean and be a reference to such Additional Grantor, each reference in this Agreement and the other Loan Documents to the “Collateral” shall also mean and be a reference to the Collateral granted by such Additional Grantor and each reference in this Agreement to a Schedule shall also mean and be a reference to the schedules attached to such Security Agreement Supplement.
          Section 20. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier) and mailed, telecopied or otherwise delivered, in the case of the Borrower or the Collateral Agent, addressed to it at its address specified in the Loan Agreements and, in the case of each Grantor other than the Borrower, addressed to it at its address set forth opposite such Grantor’s name on the signature pages hereto or on the signature page to the Security Agreement Supplement pursuant to which it became a party hereto; or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and other communications shall, when mailed, telegraphed or telecopied, be effective when deposited in the mails, delivered to the telegraph company or transmitted by telecopier, respectively. Delivery by telecopier of an executed counterpart of a signature page to any amendment or waiver of any provision of this Agreement of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof. As agreed to among the Borrower, the Collateral Agent and the applicable Secured Parties from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable Person provided from time to time by such Person.
          Section 21. Continuing Security Interest; Assignments under the Loan Agreements. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the payment in full in cash of the Secured Obligations (other than contingent indemnification obligations as to which no demand has been made), (b) be binding upon each Grantor, its successors and assigns and (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any
Adams Respiratory Therapeutics, Inc. - Security Agreement

Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Loan Agreements (including, without limitation, all or any portion of the Advances owing to it and the Note or Notes, if any, held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise.
          Section 22. Release; Termination. (a) Upon any sale, lease, transfer or other disposition of any item of Collateral of any Grantor in accordance with the terms of the Loan Documents, the Collateral Agent will, at such Grantor’s expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted hereby; provided, however, that (i) at the time of such request and such release no Event of Default shall have occurred and be continuing, (ii) such Grantor shall have delivered to the Collateral Agent, prior to the date of the proposed release, a written request for release describing the item of Collateral, together with a form of release for execution by the Collateral Agent and a certificate of such Grantor to the effect that the transaction is in compliance with the Loan Documents and as to such other matters as the Collateral Agent may reasonably request, (iii) the proceeds of any such sale, lease, transfer or other disposition required to be applied, or any payment to be made in connection therewith, in accordance with the Revolving Loan Agreement shall, to the extent so required, be paid or made to, or in accordance with the instructions of, the Collateral Agent when and as required under the Revolving Loan Agreement and (iv) with respect to sales of Equipment and Inventory in the ordinary course of business and other sales and dispositions that are explicitly permitted by the Loan Agreements, the Liens granted herein shall be deemed to be released with no further action on the part of any Person.
          (b) Upon the payment in full in cash of the Secured Obligations (other than contingent indemnification obligations as to which no demand has been made), and, in respect of the Bridge Loan Agreement, subject to Section 2.03(d) thereof, the pledge and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Grantor. Upon any such termination, the Collateral Agent will, at the applicable Grantor’s expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.
          Section 23. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.
          Section 24. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
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Adams Respiratory Therapeutics, Inc. - Security Agreement

          IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

ADAMS RESPIRATORY THERAPEUTICS, INC.
By:	/s/ David P. Becker
	Name:	David P. Becker
	Title:	Executive Vice President and Chief Financial Officer

Adams Respiratory Therapeutics, Inc. - Security Agreement